EXHIBIT 99.1

                                            CONTACTS:   MICHAEL P. MCINERNEY
                                                        CORPORATE DEVELOPMENT
                                                        X-CHANGE CORPORATION
                                                        (972) 747-0051

                                                        RICK EISENBERG
                                                        EISENBERG COMMUNICATIONS
                                                        (212) 496-6828

                  X-CHANGE CORP. SIGNS EXPANDED LINE OF CREDIT

DALLAS, AUGUST 21, 2006 -- X-CHANGE CORPORATION (OTCBB: XCHC) today announced that, effective August 15, the company and its wholly owned subsidiary, AirGATE Technologies, Inc., executed a $1,000,000 line of credit/promissory note agreement with a shareholder.

The new note, which replaces the company's previous note of $500,000, extinguishes all existing notes and interest the company had accrued with shareholders through August 15, 2006.

Funds made available through the new note will be used to facilitate commercialization of various RFID and surface acoustic wave (SAW) RFID projects. These projects are expected to produce recurring revenue streams commencing in the next year.

Please see the 8K filed with the Securities and Exchange Commission for further information regarding the transaction. The filing can be located online at WWW.SEC.GOV.

X-Change Corporation, through its wholly owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless, intelligent, sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit WWW.AIRGATETECH.COM or WWW.X-CHANGECORP.COM for further information.


Forward-Looking Statements

Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks and uncertainties that are difficult to predict, including statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects and future results. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of the X-Change Corporation that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at HTTP://WWW.SEC.GOV or the X-Change Corporation's investor relations web page at HTTP://WWW.X-CHANGECORP.COM/INDEX.HTML, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.